Exhibit 99.1

Dynacq Healthcare, Inc. Subsidiary

Files Voluntary Petition for Bankruptcy Reorganization under Chapter 11

HOUSTON – October 8, 2004 – Dynacq Healthcare, Inc. (PNK: DYII.PK) (“Dynacq”) announced today that Vista Hospital of Baton Rouge, LLC (“VHBR”), an indirect majority-owned subsidiary of Dynacq, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. VHBR will continue to operate its business and manage its property as a “debtor in possession” under the jurisdiction of the bankruptcy court. VHBR operates Vista Surgical Hospital of Baton Rouge (the “Baton Rouge Facility”), a 35-bed facility with four surgical suites. The Baton Rouge Facility’s primary areas of practice include bariatric surgery, orthopedic surgery, general surgery, pain management and cosmetic surgery.

VHBR filed for bankruptcy protection because VHBR is unable to pay the alleged damages sought by, and the costs of defending against, a lawsuit filed by Liljeberg Enterprises International, L.L.C. in September 2003 against both Dynacq and VHBR in the Twenty Fourth Judicial District Court for the Parish of Jefferson, State of Louisiana (case number 598-564). The lawsuit alleges that the plaintiff is owed damages in excess of $1,000,000 for costs of goods and services rendered for pharmacy operations at the Baton Rouge Facility under a contract which plaintiff had entered into with VHBR. The plaintiff has asserted claims for breach of contract, fraud, negligence, fraudulent misrepresentation, negligent misrepresentation, civil conspiracy and gross negligence. Although we believe the bankruptcy filing automatically stays the lawsuit, Dynacq and VHBR intend to continue to vigorously defend against the allegations made in the lawsuit but cannot predict the ultimate outcome of the claims asserted in the lawsuit or whether such claims will have a material adverse effect on their financial condition. Although VHBR intends to propose a plan of reorganization to fully pay all creditors, Dynacq cannot predict the outcome of the Chapter 11 proceeding or whether the proceeding will have a material adverse effect on Dynacq’s financial condition.

This news release includes forward-looking statements regarding future events and the future financial performance of Dynacq Healthcare, Inc. Words such as “believes”, “expects”, “intends”, “forecasts”, “projects”, and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All forward-looking statements are based on the Company’s current beliefs as well as assumptions made by and information currently available to the Company. These statements reflect Dynacq Healthcare’s current views with respect to future events. Important factors that could cause actual results to materially differ from the Company’s current expectations include, without limitation, our ability to generate cash to meet our financial obligations and to fund our capital requirements, our ability to obtain financing on satisfactory terms or at all, our ability to address issues identified as material weaknesses in our internal control over financial reporting, adverse effects of litigation, including shareholder derivative and class actions or regulatory proceedings arising in connection with the restatements of our financial information for prior periods and pending governmental inquiries, the outcome of the Securities and Exchange Commission’s pending informal inquiry relating to the accounting policies applied in preparation of the Company’s financial statements and pending review of our periodic reports, control of our Company by a single stockholder, the limited trading market for our securities, reimbursement for healthcare services, the impact of legislative and regulatory changes on our business, our expansion into new markets, our ability to attract and maintain good relationships with physicians, and other risk factors identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2003. In addition, risks and uncertainties relating to the Chapter 11 proceeding include, but are not limited to, the ability of Vista Hospital of Baton Rouge, LLC to reach agreement with its creditors regarding a reorganization plan, its ability to obtain necessary bankruptcy court approvals, its ability to obtain acceptance of the plan by other stakeholders, its ability to avoid or minimize delays in confirmation of the plan, its ability to implement its reorganization process, and its ability to operate its business and maintain relationships with physicians, patients, vendors, service providers and other persons.

Dynacq Healthcare, Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.

Contact:

Dynacq Healthcare, Inc., Houston

James N. Baxter, 713-378-2000

E-mail: jimbaxter@dynacq.com

Source: Dynacq Healthcare, Inc.